Schedule 13D


                                                                       Exhibit 1



                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Amendment No. 3 to the Statement on
Schedule 13D dated August 27, 2001 (including amendments thereto) with respect to the Common Stock of Raytel Medical Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Amendment No. 3.

Dated: February 19, 2002

                                                      /s/  Rory Riggs
                                               ---------------------------
                                                      Rory Riggs



                                               Balfour LLC



                                               By:    /s/  Rory Riggs
                                                    ----------------------
                                               Name:  Rory Riggs
                                               Title: Sole Member



                                      -6-